Exhibit 99.1

FOR IMMEDIATE RELEASE/September 29, 2008

Anthony S. Marucci	Avery W. Catlin	For Media:
President and CEO	Chief Financial Officer	Dan Budwick
AVANT Immunotherapeutics, Inc.	AVANT Immunotherapeutics, Inc.	BMC Communications Group
(781) 433-0771	(781) 433-0771	(973) 271-6085
	info@avantimmune.com	dbudwick@bmccommunications.com

AVANT Immunotherapeutics Announces Name Change to Celldex Therapeutics

- Anthony S. Marucci Appointed President and CEO -

- Celldex to Trade Under NASDAQ Symbol CLDX Effective October 1 -

NEEDHAM, MA—September 29, 2008 -  AVANT Immunotherapeutics, Inc. (NASDAQ: AVAN) (the “Company”), today announced that, pursuant to a previously announced shareholder vote, the Company will change its name to Celldex Therapeutics, Inc. effective October 1, 2008 and shares of the Company’s common stock will be listed on NASDAQ under the ticker symbol “CLDX” effective at market opening on the same day. The Board of Directors also announced the appointment of Anthony S. Marucci, who has been serving as interim President and Chief Executive Officer since May 2008, as President and Chief Executive Officer of the Company.

“Based on a strongly positive vote by the Company’s shareholders, we are assuming the name Celldex Therapeutics,” said Anthony S. Marucci, President and Chief Executive Officer. “This change reflects the Company’s expertise and focus on developing therapeutic vaccines and antibodies, including the APC Targeted Technology platform which is a combination of both and is synonymous with the Celldex name.”

AVANT Immunotherapeutics and Celldex Therapeutics completed a merger during the first quarter of 2008. The combined Company’s internal pipeline is fueled by the creation of novel immunotherapy candidates based on Celldex’s Precision Targeted Immunotherapy Platform (PTIP).  PTIP employs a variety of immunotherapy assets including APC Targeting Technology™, which utilizes human monoclonal antibodies to deliver vaccines directly to their therapeutic targets.

“Since spinning out from Medarex as a private company, Celldex has built a reputation as a leader in the development of targeted immunotherapeutics to treat cancer and infectious disease.” Mr. Marucci continued, “We are proud to be able to carry on this important work under the same banner and I am honored to lead the Company forward as President and CEO.”

Charles R. Schaller, Chairman of the Board commented, “Anthony has demonstrated strong leadership as Celldex has grown both operationally and scientifically. We are confident that under his guidance the

Company will continue to make rapid progress in the development of new immunotherapy-based treatments for cancer and other serious diseases. On behalf of the Board, I am pleased to announce Anthony’s appointment and look forward to his continued contributions.”

In the past six months, Celldex’s lead candidate, CDX-110, has been successfully partnered with Pfizer and has continued to advance in its Phase 2b/3 trial in glioblastoma multiforme. The Company has also further enhanced the precision targeted immunotherapy platform by completing a licensing agreement with 3M that provides Celldex with access to TLR agonists for use as vaccine adjuvants in combination with our proprietary APC therapeutic vaccines.

About Celldex Therapeutics, Inc.

Celldex Therapeutics is an integrated biopharmaceutical company that applies its comprehensive Precision Targeted Immunotherapy Platform to generate a pipeline of candidates to treat cancer and other difficult-to-treat diseases. Celldex’s immunotherapy platform includes a complementary portfolio of monoclonal antibodies, antibody-targeted vaccines and immunomodulators to create novel disease-specific drug candidates. For more information, please visit http://www.celldextherapeutics.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that are subject to a variety of risks and uncertainties and reflect Celldex’s current views with respect to future events and financial performance.  There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by Celldex.  These factors include, but are not limited to: (1) the successful integration of the businesses, multiple technologies and programs of Celldex; (2) the ability to adopt Celldex’s APC Targeting TechnologyTM to develop new, safe and effective vaccines against oncology and infectious disease indications; (3) the ability to adapt Celldex’s vectoring systems to develop new, safe and effective orally administered vaccines against disease causing agents; (4) the ability to successfully complete product research and further development, including animal, preclinical and clinical studies, and commercialization of CDX-110, CDX-1307, CholeraGarde® (Peru-15), Ty800, ETEC E. coli vaccine, and other products and Celldex’s expectations regarding market growth; (5) the cost, timing, scope and results of ongoing safety and efficacy trials of CDX-110, CDX-1307, CholeraGarde® (Peru-15), Ty800, ETEC E. coli vaccine and other preclinical and clinical testing; (6) the ability to negotiate strategic partnerships or other disposition transactions for Celldex’s cardiovascular programs, including TP10 and CETi; (7) the ability of Celldex to manage multiple clinical trials for a variety of product candidates; (8) the volume and profitability of product sales of Megan®Vac 1, Megan®Egg and other future products; (9) GlaxoSmithKline’s, or Glaxo’s, process of obtaining regulatory approval for the sale of Rotarix® in additional commercial markets, as well as the timing and success of worldwide commercialization of Rotarix® by Glaxo, which is not within our control; (10) Glaxo’s strategy and business plans to launch and supply Rotarix® worldwide, including in the U.S. and other major markets, which is not within our control, and its payment of royalties to Celldex; (11) Pfizer’s and our strategy and business plans concerning the continued development and commercialization of CDX-110; (12) Celldex’s expectations regarding its technological capabilities and expanding its focus to broader markets for vaccines; (13) changes in existing and potential relationships with corporate collaborators; (14) the availability, cost, delivery and quality of clinical and commercial grade materials produced at Celldex’s own manufacturing facility or supplied by contract manufacturers and partners; (15) the timing, cost and uncertainty of obtaining regulatory approvals; (16) Celldex’s ability to develop and commercialize products before competitors that are superior to the alternatives developed by such competitors; (17) Celldex’s ability to retain certain members of management;(18) Celldex’s expectations regarding research and development expenses and general and administrative expenses; (19) Celldex’s expectations regarding cash balances, capital requirements, anticipated royalty payments (including those from Paul Royalty Fund), revenues and expenses, including infrastructure expenses; (20) the ability to obtain substantial additional funding; (21) Celldex’s belief regarding the validity of our patents and potential litigation; and (22) certain other factors that might cause Celldex’s actual results to differ materially from those in the forward-looking statements including those set forth under the headings “Business,” “Risk Factors” and Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each of Celldex’s Annual Report on Form 10-K, its current Reports on Form 8-K, as well as those described in Celldex’s other press releases and filings with the Securities and Exchange Commission, from time to time.  You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences.  These forward-looking statements were based on information, plans and estimates at the date of this press release, and Celldex does not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.